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                                                                 Exhibit 23.1







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated February 28, 1997, on our audits of the consolidated financial statements of Stone Energy Corporation as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Annual Report on Form 10-K for the year ended December 31, 1996, into the Company's previously filed Registration Statement on Form S-8 (Registration No.
33-67332).




                                                      ARTHUR ANDERSEN LLP




New Orleans, Louisiana
March 24, 1997